EXHIBIT 23.0

                             Consent of Independent
                          Certified Public Accountants


Cardiac Control Systems, Inc.
Palm Coast, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 15, 1998, relating to the financial statements of Cardiac Control Systems, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP
                                        --------------------
                                            BDO Seidman, LLP


Orlando, Florida
November 10, 1998